Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated October 11, 2001, except as to Note 20, which is as of February 7, 2003, relating to the combined and consolidated financial statements of Accenture Ltd, which appears in Accenture Ltd’s Current Report on Form 8-K filed on March 26, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Chicago, Illinois

May 27, 2003